UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2005

BIG LOTS, INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	1-8897 (Commission File Number)	06-1119097 (I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive office) (Zip Code)

(614) 278-6800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2005, Big Lots, Inc. (the “Company”) announced that Michael J. Potter will transition from his role as Chief Executive Officer (“CEO”) and President to the newly created position of Chief Strategy Officer (“CSO”). Mr. Potter will continue to serve as CEO and President until a successor is appointed. Mr. Potter intends to continue to serve as Chairman of the Board and stand for re-election in May 2005.

In connection with the transition plan, Mr. Potter’s Employment Agreement dated June 26, 2000 (the “Old Employment Agreement”), was voluntarily terminated by Mr. Potter and the Company, and, in consideration of the mutual termination of the Old Employment Agreement, Mr. Potter entered into a new Employment Agreement with the Company on January 6, 2005 (the “New Employment Agreement”). Under the terms of the New Employment Agreement, Mr. Potter will continue as the Company’s CEO and President until a successor is appointed. Thereafter, he will become the Company’s Chief Strategy Officer (“CSO”). The CSO is a newly created position that will report directly to the Board and focus on assisting the successor CEO to transition into his or her new position and perform such services as may be reasonably requested by the Board. The New Employment Agreement provides Mr. Potter with a base salary of $765,000 so long as he continues as CEO and President, and $382,500 once he becomes CSO. At the end of Mr. Potter’s service as CSO, he will receive a payment of $765,000 in exchange for two-year non-competition and non-solicitation covenants. Additionally, Mr. Potter will be eligible for: (a) an annual bonus under the 1998 Big Lots, Inc. Key Associate Annual Incentive Compensation Plan, as amended (the “Bonus Plan”) so long as he continues as CEO and President; (b) equity awards under the Company’s 1996 Performance Incentive Plan, as amended (the “Incentive Plan”); and (c) continued participation in the Company’s retirement and health plans and such other programs as the Company provides for its employees. Mr. Potter’s bonus is based upon the Company’s achievement of specific earnings targets established by the Nominating and Compensation Committee (the “Committee”) in accordance with the Bonus Plan. Equity awards under the Incentive Plan may be granted to Mr. Potter at the discretion of the Committee. The New Employment Agreement is furnished herewith as Exhibit 10.1. This summary of the New Employment Agreement is qualified in its entirety by reference to Exhibit 10.1.

Also on January 6, 2005, the Company provided a retention package (the “Retention Package”) to certain of its officers (the “Affected Officers”), including Brad A. Waite, Executive Vice President, Human Resources, Loss Prevention, Real Estate and Risk Management; John C. Martin, Executive Vice President, Merchandising; Joe R. Cooper, Senior Vice President and Chief Financial Officer; and Charles W. Haubiel II, Senior Vice President, General Counsel and Corporate Secretary. The purpose of the Retention Package is to provide additional incentives for the Affected Officers to remain with the Company throughout the transition of the CEO position from Mr. Potter to his replacement. In accordance with the Retention Package, if the Affected Officer remains employed with the Company through February 1, 2006, or if the Affected Officer is involuntarily terminated before such date for any reason other than cause, he or she will receive a bonus. Mr. Waite’s bonus is equal to 75% of his base salary, Mr. Martin’s bonus is equal to 60% of his base salary, and Messrs. Cooper and Haubiel’s bonus is equal to 50% of their respective base salaries. The bonus received by the Affected Officers pursuant to the Retention Package will reduce their respective bonuses which would be otherwise received under the Bonus Plan for fiscal 2005.

Also in connection with the Retention Package, the Company granted to the Affected Officers restricted common shares of the Company. The restricted stock grants were made in accordance with the Incentive Plan and are subject to a Restricted Stock Award Agreement dated January 6, 2005. The restricted stock grants vest equally over a three year period and will fully vest if the Affected Officer is involuntarily terminated for any reason other than cause before the lapse of such three year period. The restricted stock grants will be forfeited, in whole or in part, as applicable, if the Affected Officer voluntarily terminates his or her employment or if the Affected Officer is involuntarily terminated for cause. Under the Retention Package, Messrs. Waite, Martin, Cooper and Haubiel received 50,000, 30,000, 16,000 and 10,000 shares, respectively.

A form of the Retention Package memorandum is furnished herewith as Exhibit 10.2. A form of the Restricted Stock Award Agreement is furnished herewith as Exhibit 10.3. This summary of the Retention Package is qualified in its entirety by reference to Exhibit 10.2 and Exhibit 10.3.

Item 1.02 Termination of a Material Definitive Agreement.

The discussion of Mr. Potter’s Old Employment Agreement set forth in response to Item 1.01 above is incorporated herein by reference. The Old Employment Agreement is incorporated by reference as Exhibit 10.4 from the Company’s Quarterly Report on Form 10-Q for the quarter ended July 29, 2000. The summary of the Old Employment Agreement is qualified in its entirety by reference to Exhibit 10.4.

Item 2.02 Results of Operations and Financial Condition.

On January 6, 2005, the Company issued a press release and conducted a conference call, both of which reported the Company’s retail sales for the five week period ended January 1, 2005. Also in the press release and on the conference call, the Company provided revised earnings and sales guidance for the fourth quarter of fiscal 2004.

Attached as exhibits to this Current Report on Form 8-K are copies of the Company’s January 6, 2005 press release (Exhibit 99.1), and the transcript of the Company’s January 6, 2005 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect the Company’s future results. The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Current Report on Form 8-K. By furnishing the information in this Current Report on Form 8-K and the attached exhibits, the Company is making no admission as to the materiality of any information in this Current Report or the exhibits.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The discussion of Mr. Potter’s transition from CEO and President to CSO set forth in response to Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 6, 2005, the Company issued a press release that announced: (i) retail sales for the five week period ended January 1, 2005; (ii) revised earnings and sales guidance for the fourth quarter of fiscal year 2004; (iii) a new inventory markdown strategy; and (iv) Mr. Potter’s transition from CEO and President to CSO. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibits marked with an asterisk (*) are filed herewith.

	Exhibit No.	Description

	10.1*	Employment Agreement with Michael J. Potter dated January 6, 2005.

	10.2*	Form of Retention Package memorandum dated January 6, 2005.

	10.3*	Form of Restricted Stock Award Agreement dated January 6, 2005.

	10.4	Employment Agreement with Michael J. Potter dated June 26, 2000 (Exhibit 10(a) to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 29, 2000, and incorporated herein by reference).

	99.1*	Big Lots, Inc. press release dated January 6, 2005.

	99.2*	Transcript of Big Lots, Inc. conference call dated January 6, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Dated: January 12, 2005	By:	/s/ Charles W. Haubiel II

Charles W. Haubiel II
Senior Vice President, General Counsel
and Corporate Secretary